                                                                  CONFORMED COPY



                                AMENDMENT NO. 1

          AMENDMENT NO. 1 (this "Agreement") dated as of September 30, 1998 among:

          TERRA CAPITAL, INC., a Delaware corporation (the "Company");

          TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership ("TNLP" and, together with the Company, the "Borrowers);

          each of the entities listed on the signature pages hereof under the caption "GUARANTORS" (each such entity, and each of the Borrowers, an "Obligor" and, collectively, the "Obligors");

          each of the lenders (the "Lenders") listed on the signature pages hereof; and

          CITIBANK, N.A., as administrative agent for the Lenders and Issuing Banks under the Credit Agreement referred to below (in such capacity, the "Administrative Agent").

          The Obligors, the Lenders, certain Issuing Banks and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of March 31, 1998 (as from time to time amended, the "Credit Agreement"). The Company has requested the Lenders to amend the Credit Agreement in certain respects, and the Lenders are willing to so amend the Credit Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to (i) the Administrative Agent's receipt of this Agreement, duly executed by each of the Obligors, the Required Lenders and the Administrative Agent and (ii) payment by Terra to the Administrative Agent of such fees as Terra shall have agreed to pay in connection herewith, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          A. Definitions. Section 1.01 of the Credit Agreement is amended by inserting the following definitions:

               "Refinanceable Debt" has the meaning assigned to such term in
          Section 5.02(b)(1)(xxii)(I).

               "Special Refinancing Debt" has the meaning assigned to such term in Section 5.02(b)(1)(xxii).

               "Terra Customer Debt" means Debt of a customer of Terra or any of its Subsidiaries owing to Deere and Company ("Deere") or any of Deere's Subsidiaries, provided that:

                    (1) such customer is required to repay such Debt in full
               within 15 months of the date on which such Debt is incurred;

                    (2) in the reasonable opinion of TI, such customer is
               creditworthy; and

                    (3) it is a condition of the extension of credit by Deere or its Subsidiaries to such customer that TI Guarantees a portion of such Debt.

          B. Adjusted Debt to Cash Flow Ratio Definition. The definition of "Adjusted Debt to Cash Flow Ratio" in Section 1.01 of the Credit Agreement is amended by adding the following sentence at the end thereof:

               "In addition, solely for purposes of Section 5.04, in determining the Adjusted Debt to Cash Flow Ratio on any date or for any period when any Special Refinancing Debt is outstanding, Funded Debt and EBITDA shall be determined as follows during the period from the date on which such Special Refinancing Debt is incurred until the Refinanceable Debt is refinanced or replaced in accordance with
          Section 5.02(b)(1)(xxii)(I):

                    (1) the Funded Debt component shall be determined excluding either such Special Refinancing Debt or the related Refinanceable Debt, whichever is lower in aggregate outstanding principal amount (the "Excluded Debt"); and

                    (2) the EBITDA component shall be determined excluding
               interest expense on such Excluded Debt."

          C. Adjusted Interest Coverage Ratio Definition. The definition of "Adjusted Interest Coverage Ratio" in Section 1.01 of the Credit Agreement is amended by adding the following sentence at the end thereof:

               "In addition, solely for purposes of Section 5.04, in determining the Adjusted Interest Coverage Ratio on any date or for any period when any Special Refinancing Debt is outstanding, EBITDA and Cash Interest Expense shall be determined as follows during the period from the date on which such Special Refinancing Debt is incurred until the Refinanceable Debt is refinanced or replaced in accordance with
          Section 5.02(b)(1)(xxii)(I):

                    (1) the EBITDA component shall be determined excluding
               interest expense on either such Special Refinancing Debt or the related Refinanceable Debt, whichever is lower in aggregate outstanding principal amount (the "Excluded Debt"); and

                    (2) the Cash Interest Expense component shall be determined excluding interest expense on such Excluded Debt."

          D. Applicable Margin Definition. (i) The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is amended by restating the introductory clause therein as follows:

               ""Applicable Margin" means, (a) with respect to all Base Rate Advances, 1.50% per annum and (b) with respect to all Eurodollar Rate Advances, 3.00% per annum; provided that:"

          (ii) The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is further amended by restating the pricing grid therein as follows:


                                               "Applicable Margin (% p.a.)
                                               ---------------------------

   Range of Debt                               Base Rate   Eurodollar Rate
to Cash Flow Ratio                             Advances       Advances
-------------------------                      ---------   ---------------

Greater than 4.50 to 1                           1.500%        3.000%

Less than or equal to
  4.50 to 1 and greater
  than 3.75 to 1                                 1.250%        2.500%

Less than or equal to
  3.75 to 1 and greater
  than 3.00 to 1                                 1.000%        2.000%

Less than or equal to
  3.00 to 1 and greater
  than 2.00 to 1                                 0.375%        1.250%

Less than or equal to
  2.00 to 1 and greater
  than 1.25 to 1                                 0.250%        0.750%

Less than or equal to
  1.25 to 1 and greater

            than 0.75 to 1               0.000%          0.625%

          Less than or equal to
            0.75 to 1                    0.000%          0.500%"

          (iii) The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is further amended by restating clause (2) therein as follows:

               "(2) (x) Notwithstanding any reduction in the Applicable Margin below 0.375% per annum (in the case of Base Rate Advances) or 1.250% per annum (in the case of Eurodollar Rate Advances) that would otherwise be made pursuant to clause (1) above, the "Applicable Margin" during the period from the Restatement Date until the Quarterly Date in September, 1998 shall be not less than 0.375% per annum (in the case of Base Rate Advances) and not less than 1.250% (in the case of Eurodollar Rate Advances).

               (y) Notwithstanding any reduction in the Applicable Margin below 1.000% per annum (in the case of Base Rate Advances) or 2.000% per annum (in the case of Eurodollar Rate Advances) that would otherwise be made pursuant to clause (1) above, the "Applicable Margin" during the period from the Quarterly Date in September, 1998 until the Quarterly Date in March, 1999 shall be not less than 1.000% per annum (in the case of Base Rate Advances) and not less than 2.000% (in the case of Eurodollar Rate Advances)."

          E. Debt to Cash Flow Ratio Definition. The definition of "Debt to Cash Flow Ratio" in Section 1.01 of the Credit Agreement is amended by adding the following sentence at the end thereof:

               "In addition, solely for purposes of Section 5.04, in determining the Debt to Cash Flow Ratio on any date or for any period when any Special Refinancing Debt is outstanding, Funded Debt and EBITDA shall be determined as follows during the period from the date on which such Special Refinancing Debt is incurred until the Refinanceable Debt is refinanced or replaced in accordance with Section 5.02(b)(1)(xxii)(I):

                    (1) the Funded Debt component shall be determined excluding either such Special Refinancing Debt or the related Refinanceable Debt, whichever is lower in aggregate outstanding principal amount (the "Excluded Debt"); and

                    (2) the EBITDA component shall be determined excluding
               interest expense on such Excluded Debt."

          F. Funded Debt Definition. The definition of "Funded Debt" in Section
     1.01 of the Credit Agreement is amended by restating the last sentence therein as follows:

               "For all purposes of this Agreement, "Funded Debt" shall not include Guarantees by Terra U.K. of Terra U.K. Customer Debt and Guarantees by TI of Terra Customer Debt."

          G. Interest Coverage Ratio Definition. The definition of "Interest Coverage Ratio" in Section 1.01 of the Credit Agreement is amended by adding the following sentence at the end thereof:

               "In addition, solely for purposes of Section 5.04, in determining the Interest Coverage Ratio on any date or for any period when any Special Refinancing Debt is outstanding, EBITDA and Cash Interest Expense shall be determined as follows during the period from the date on which such Special Refinancing Debt is incurred until the Refinanceable Debt is refinanced or replaced in accordance with
          Section 5.02(b)(1)(xxii)(I):

                    (1) the EBITDA component shall be determined excluding
               interest expense on either such Special Refinancing Debt or the related Refinanceable Debt, whichever is lower in aggregate outstanding principal amount (the "Excluded Debt"); and

                    (2) the Cash Interest Expense component shall be determined excluding interest expense on such Excluded Debt."

          H. Debt. Section 5.02(b)(1) of the Credit Agreement is amended by deleting the "and" at the end of clause (xx) thereof, substituting "; and" for the period at the end of clause (xxi) thereof and adding the following new clauses (xxii) and (xxiii) thereto:

               "(xxii) Debt of Terra and its Subsidiaries ("Special Refinancing Debt"), provided that:

                    (I) such Special Refinancing Debt refinances or replaces
               Debt outstanding under clause (vi), (vii) or (xviii) of this
               Section 5.02(b)(1) ("Refinanceable Debt") within 45 days after the incurrence of such Special Refinancing Debt;

                    (II) the proceeds of such Special Refinancing Debt are used, among other things, to refinance or replace Refinanceable Debt, to pay call premiums (if any) on the Refinanceable Debt so refinanced or replaced and reasonable fees and expenses incurred by Terra and its Subsidiaries in connection therewith;

                    (III) the aggregate principal amount of outstanding Special
               Refinancing Debt does not exceed the aggregate principal amount of Refinanceable Debt so refinanced or replaced plus $16,500,000;

                    (IV) until the proceeds of such Special Refinancing Debt are applied to the outstanding principal amount of Refinanceable Debt, such proceeds are held in an account pursuant to escrow or similar arrangements in form and substance satisfactory to the Administrative Agent; and

                    (V) all of the direct obligors on such Special Refinancing
               Debt are direct obligors on the related Refinanceable Debt, and all of the contingent obligors on such Special Refinancing Debt are direct or contingent obligors on the related Refinanceable Debt; and

               (xxiii) Guarantees by TI of Terra Customer Debt; provided that the aggregate principal amount of Terra Customer Debt Guaranteed by TI at any time during any fiscal year of TI shall not exceed $10,000,000."

          I. Financial Covenants. Section 5.04 of the Credit Agreement is amended by restating paragraphs (a), (b), (c) and (d) to read as follows:

               "(a) Debt to Cash Flow Ratio. Maintain the Debt to Cash Flow Ratio at not more than the ratio set forth below for each Rolling Period ending in the respective periods set forth below:


          Each
     Rolling Period
        Ending In                       Ratio
     --------------                  ------------
     September, 1998                 4.50 to 1.00
     December, 1998                  4.50 to 1.00
     March, 1999                     4.50 to 1.00
     June, 1999                      5.00 to 1.00
     September, 1999                 5.00 to 1.00
     December, 1999                  4.50 to 1.00
     March, 2000                     4.50 to 1.00
     June, 2000                      5.00 to 1.00
     September, 2000                 5.00 to 1.00
     December, 2000                  4.50 to 1.00
     March and December of
      each fiscal year after 2000    3.00 to 1.00
     June and September of
      each fiscal year after 2000    3.50 to 1.00

               (b) Adjusted Debt to Cash Flow Ratio. Maintain the Adjusted Debt to Cash Flow Ratio at not more than the ratio set forth below for each Rolling Period ending in the respective periods set forth below:


         Each
    Rolling Period
       Ending In                         Ratio
    --------------                    ------------
     September, 1998                  4.50 to 1.00
     December, 1998                   4.50 to 1.00
     March, 1999                      4.50 to 1.00
     June, 1999                       5.00 to 1.00
     September, 1999                  5.00 to 1.00
     December, 1999                   4.50 to 1.00
     March, 2000                      4.50 to 1.00
     June, 2000                       5.00 to 1.00
     September, 2000                  5.00 to 1.00
     December, 2000                   4.50 to 1.00
     March and December of
      each fiscal year after 2000     3.00 to 1.00
     June and September of
       each fiscal year after 2000    3.50 to 1.00

               (c) Interest Coverage Ratio. Maintain the Interest Coverage Ratio at not less than the ratio set forth below for each Rolling Period ending in the respective periods set forth below:


         Each
    Rolling Period
       Ending In                         Ratio
    --------------                    ------------
    1998, 1999 and 2000               2.00 to 1.00
    2001 and thereafter               3.50 to 1.00

               (d) Adjusted Interest Coverage Ratio. Maintain the Adjusted Interest Coverage Ratio at not less than the ratio set forth below for each Rolling Period ending in the respective periods set forth below."

         Each
    Rolling Period
       Ending In                         Ratio
    --------------                    ------------
    1998, 1999 and 2000               2.00 to 1.00
    2001 and thereafter               3.50 to 1.00

          J. General. References in the Credit Agreement to "this Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          Section 3. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Lenders that:

          (a) the representations and warranties contained in each Loan Document are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (b) no event has occurred and is continuing that constitutes a Default or an Event of Default.

          Section 4. Miscellaneous. Except as herein provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             THE BORROWERS
                             -------------

                             TERRA CAPITAL, INC.



                             By  /s/F. G. Meyer
                                 ----------------
                              Name: Francis G. Meyer
                              Title: Vice President

                             TERRA NITROGEN, LIMITED PARTNERSHIP

                             By Terra Nitrogen Corporation, its General
                                 Partner


                                 By  /s/G. H. Valentine
                                     --------------------
                                  Name: George H. Valentine
                                  Title: Vice President


                             GUARANTORS
                             ----------

                             TERRA INDUSTRIES INC.



                             By  /s/F. G. Meyer
                                ----------------
                              Name: Francis G. Meyer
                              Title: S.V.P. and C.F.O.


                             TERRA CAPITAL HOLDINGS, INC.



                             By  /s/G. H. Valentine
                                 --------------------
                              Name: George H. Valentine
                              Title: Vice President

                             TERRA NITROGEN CORPORATION



                             By  /s/G. H. Valentine
                                 --------------------
                              Name: George H. Valentine
                              Title: Vice President


                             TERRA METHANOL CORPORATION



                             By  /s/G. H. Valentine
                                 --------------------
                              Name: George H. Valentine
                              Title: Vice President


                             BMC HOLDINGS, INC.



                             By  /s/F. G. Meyer
                                 ----------------
                              Name: Francis G. Meyer
                              Title: Vice President


                             TERRA INTERNATIONAL, INC.



                             By  /s/F. G. Meyer
                                 ----------------
                              Name: Francis G. Meyer
                              Title: S.V.P. and C.F.O.


                             THE ADMINISTRATIVE AGENT
                             ------------------------

                             CITIBANK, N.A.



                             By  /s/Judith Fishlow Minter
                                 --------------------------
                              Name: Judith Fishlow Minter
                              Title: Attorney-in-Fact

COMMITMENTS                       THE LENDERS
-----------                       -----------

Terra Commitment                  CITIBANK, N.A.
----------------
$44,683,934.79

TNLP Commitment
---------------
$3,154,116.21                     By  /s/Judith Fishlow Minter
                                     -------------------------------------
                                   Name:  Judith Fishlow Minter
                                   Title:  Attorney-in-Fact


Terra Commitment                  BANK OF AMERICA NATIONAL TRUST
----------------                   AND SAVINGS ASSOCIATION
$26,980,000.00

TNLP Commitment
---------------
$1,927,142.00                     By  /s/M. H. Claggett
                                     -------------------------------------
                                   Name:  Margaret H. Claggett
                                   Title:  Vice President

Terra Commitment                  THE BANK OF NOVA SCOTIA
----------------
$26,980,000.00

TNLP Commitment
---------------
$1,927,142.00                     By  /s/F.C.H. Ashby
                                     -------------------------------------
                                   Name:  F.C.H. Ashby
                                   Title:  Senior Manager Loan Operations

Terra Commitment                  FIRST BANK NATIONAL ASSOCIATION
----------------
$25,800,000.00

TNLP Commitment
---------------
$1,842,857.00                     By  /s/David A. Draxler
                                     -------------------------------------
                                   Name:  David A. Draxler
                                   Title:  Vice President

Terra Commitment                  THE CHASE MANHATTAN BANK
----------------
$25,362,319.00

TNLP Commitment
---------------
$1,811,594.00                     By  /s/Gary L. Spevak
                                     ------------------------------------------
                                   Name:  Gary L. Spevak
                                   Title:  Vice President

Terra Commitment                  NATIONSBANK, N.A.
----------------
$25,362,319.00

TNLP Commitment
---------------
$1,811,594.00                     By  /s/Barry P. Sullivan
                                     ------------------------------------------
                                   Name:  Barry P. Sullivan
                                   Title:  Vice President

Terra Commitment                  THE FUJI BANK, LIMITED
----------------
$18,421,053.00

TNLP Commitment
---------------
$1,315,790.00                     By  /s/Peter L. Chinnici
                                     ------------------------------------------
                                   Name:  Peter L. Chinnici
                                   Title:  Joint General Manager

Terra Commitment                  CREDIT AGRICOLE INDOSUEZ
----------------
$17,753,623.00

TNLP Commitment
---------------
$1,268,116.00                     By  /s/David Bouhl
                                     ------------------------------------------
                                   Name:  David Bouhl
                                   Title:  First Vice President
                                           Head of Corporate Banking Chicago

                                  By  /s/W. Leroy Startz
                                     ------------------------------------------
                                   Name:  W. Leroy Startz
                                   Title:  First Vice President

Terra Commitment                  CREDIT LYONNAIS CHICAGO BRANCH
----------------
$17,753,623.00

TNLP Commitment
---------------
$1,268,116.00                     By  /s/Julie T. Kanak
                                     -------------------------------------
                                   Name:  Julie T. Kanak
                                   Title:  Vice President


Terra Commitment                  DRESDNER BANK AG, NEW YORK AND
----------------                  GRAND CAYMAN BRANCHES
$17,753,623.00

TNLP Commitment
---------------
$1,268,116.00                     By  /s/Deborah Slusarczyk
                                     -------------------------------------
                                   Name:  Deborah Slusarczyk
                                   Title:  Vice President


                                  By  /s/A. Richard Morris
                                     -------------------------------------
                                   Name:  A. Richard Morris
                                   Title:  First Vice President

Terra Commitment                  HARRIS TRUST & SAVINGS BANK
----------------
$17,753,623.00

TNLP Commitment
---------------
$1,268,116.00                     By  /s/Christopher Fisher
                                     -------------------------------------
                                   Name:  Christopher Fisher
                                   Title:  Vice President

Terra Commitment                  SUNTRUST BANK, ATLANTA
----------------
$17,753,623.00                    By  /s/Michel A. Odermatt
                                     -------------------------------------
                                   Name:  Michel A. Odermatt
                                   Title:  Vice President

TNLP Commitment
---------------
$1,268,116.00                     By  /s/Jess E. Jarratt
                                     -------------------------------------
                                   Name:  Jess E. Jarratt
                                   Title:  Group Vice President

Terra Commitment                  BANQUE NATIONALE DE PARIS
----------------
$17,684,211.00

TNLP Commitment
---------------
$1,263,158.00                     By  /s/Christine Howatt
                                     -------------------------------------
                                   Name:  Christine Howatt
                                   Title:  Vice President

                                  By  /s/Cathleen Schaede
                                     -------------------------------------
                                   Name:  Cathleen Schaede
                                   Title:  Assistant Vice President

Terra Commitment                  THE BANK OF NEW YORK
----------------
$12,681,159.00

TNLP Commitment
---------------
$905,797.00                       By  /s/Richard A. Raffetto
                                     -------------------------------------
                                   Name:  Richard A. Raffetto
                                   Title:  Vice President

Terra Commitment                  COOPERATIEVE CENTRALE RAIFFEISEN-
----------------                   BOERENLEEBANK, B.A. "RABOBANK
$10,144,928.00                     NEDERLAND," New York Branch

TNLP Commitment
---------------
$724,638.00                       By  /s/Ian Reece
                                     -------------------------------------
                                   Name:  Ian Reece
                                   Title:  Senior Credit Officer

                                  By  /s/Dana W. Hemenway
                                     -------------------------------------
                                   Name:  Dana W. Hemenway
                                   Title:  Vice President

Terra Commitment                  NORWEST BANK IOWA, NATIONAL
----------------                   ASSOCIATION
$10,144,928.00

TNLP Commitment
---------------
$724,638.00                       By  /s/Scott Sehnert
                                     -------------------------------------
                                   Name:  Scott Sehnert
                                   Title:  Vice President

Terra Commitment                  THE SUMITOMO BANK, LIMITED
----------------
$10,144,928.00

TNLP Commitment
---------------
$724,638.00                       By  /s/John H. Kemper
                                     -------------------------------------
                                   Name:  John H. Kemper
                                   Title:  Senior Vice President

Terra Commitment                  FIRST NATIONAL BANK OF CHICAGO
----------------
$6,842,105.21

TNLP Commitment
---------------
$526,315.79                       By  /s/Nathan L. Bloch
                                     -------------------------------------
                                   Name:  Nathan L. Bloch
                                   Title:  First Vice President